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                                                                     EXHIBIT 5.1



                               September 28, 1998



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

            Re:  Synagro Technologies, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Synagro Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,100,000 shares (the "Shares") of the Company's common stock, par value $.002 per share (the "Common Stock"). In such capacity, we have examined the certificate of incorporation, as amended, the bylaws, and corporate proceedings of the Company, and based on such examination and having regard for applicable legal principles, it is our opinion the Shares to be offered and sold pursuant to the Registration Statement, when issued in accordance with the options they are underlying, will be validly issued, fully-paid and nonassessable outstanding shares of Common Stock.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Porter & Hedges, L.L.P.

                                                     PORTER & HEDGES, L.L.P.